Exhibit 99.1

Pro Forma Consolidated Financial Statements

(Unaudited)

On June 18, 2025, the Company entered into a purchase and sale agreement to sell Block 23, Pima Center, 5090 N 40th St, SanTan, Papago Tech, The Quad, and Camelback Square (the “Phoenix Portfolio”) for $296.0 million. On August 15, 2025, the Company completed the first closing of the Phoenix Portfolio sale transaction for gross sales proceeds of $266.0 million. The first closing of the sale represents six of the Company’s seven properties located in Phoenix, Arizona. The Company’s Pima Center property continues to be under contract at a $30 million gross sales price. The sale of the Pima Center property is expected to close at a later date, subject to the Company obtaining certain approvals related to the property’s ground lease. The Company does not have a material relationship with the buyer of the Phoenix Portfolio and the disposition is not an affiliated transaction.

Concurrent to the first closing of the Phoenix Portfolio sale transaction, the Company entered into a third amendment to the Amended and Restated Credit Agreement which, among other things, will reduce the available commitment for the revolving credit facility to $150 million. Upon closing of each disposition, net proceeds shall be used to pay down the Company’s term loan and revolving credit facility, less amounts used to repay property-level debt related to the Phoenix Portfolio.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented as of June 30, 2025 and the unaudited Pro Forma Consolidated Statements of Operations and unaudited Pro Forma Consolidated Statements of Comprehensive Income are presented for the six-month period ended June 30, 2025 and the year ended December 31, 2024. The unaudited Pro Forma Financial Statements include certain pro forma adjustments to illustrate the estimated effect of the Company’s disposition of the entire Phoenix Portfolio, including Pima Center. The City Office REIT, Inc. Historical columns have been derived from the audited financial statements as of and for the year ended December 31, 2024 and from the unaudited interim financial statements for the six-month period ended June 30, 2025.

On the unaudited Pro Forma Consolidated Balance Sheet, the pro forma adjustments reflect the removal of the disposed properties as if the transaction had occurred on June 30, 2025. On the unaudited Pro Forma Consolidated Statements of Operations and unaudited Pro Forma Consolidated Statements of Comprehensive Income, for the six-month period ended June 30, 2025 and the year ended December 31, 2024, the pro forma adjustments reflect the removal of historical revenue and expenses of the disposed properties for the periods presented as if the transaction had occurred on January 1, 2024.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the disposition had actually occurred on January 1, 2024. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what the Company’s actual financial position and results of operations would have been had the disposition of the properties occurred on the date indicated, nor are they indicative of the Company’s future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or the Company’s ultimate performance compared to it.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma consolidated information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2024 and on Form 10-Q for the period ended June 30, 2025. The adjustments made to historical financial information give effect to events that are directly attributable to the disposition of the Phoenix Portfolio and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2025

(Unaudited)

(In thousands, except par value and share data)

	City Office REIT, Inc. Historical	Disposition of Phoenix Portfolio		City Office REIT, Inc. Pro Forma
Assets
Real estate properties, net	904,790	—		904,790
Cash and cash equivalents	18,264	—		18,264
Restricted cash	16,237	—		16,237
Rents receivable, net	40,472	—		40,472
Deferred leasing costs, net	21,643	—		21,643
Acquired lease intangible assets, net	25,423	—		25,423
Other assets	5,147	—		5,147
Assets held for sale	296,167	(296,167)	A	—

Total Assets	$1,328,143	$(296,167)		$1,031,976

Liabilities and Equity
Liabilities:
Debt	$647,188	$(278,082)	B	$369,106
Accounts payable and accrued liabilities	22,637	—		22,637
Deferred rent	5,265	—		5,265
Tenant rent deposits	5,241	—		5,241
Acquired lease intangible liabilities, net	4,069	—		4,069
Other liabilities	11,499	—		11,499
Liabilities related to assets held for sale	16,816	(16,816)	A	—

Total Liabilities	712,715	(294,898)		417,817
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	—		112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,358,240 shares issued and outstanding	403	—		403
Additional paid-in capital	443,481	—		443,481
Retained earnings	60,901	(1,269)	A	59,632
Accumulated other comprehensive loss	(1,847)	—		(1,847)

Total Stockholders’ Equity	614,938	(1,269)		613,669
Non-controlling interests in properties	490	—		490

Total Equity	615,428	(1,269)		614,159

Total Liabilities and Equity	$1,328,143	$(296,167)		$1,031,976

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Disposition of Phoenix Portfolio		City Office REIT, Inc. Pro Forma
Rental and other revenues	$84,602	$(19,464)	AA	$65,138
Operating expenses:
Property operating expenses	32,585	(7,829)	AA	24,756
General and administrative	8,055	—		8,055
Depreciation and amortization	31,189	(8,225)	AA	22,964
Impairment of real estate	102,229	—		102,229

Total operating expenses	174,058	(16,054)		158,004

Operating loss	(89,456)	(3,410)		(92,866)
Interest expense:
Contractual interest expense	(16,618)	1,702	AA	(14,916)
Amortization of deferred financing costs and debt fair value	(734)	96	AA	(638)

	(17,352)	1,798		(15,554)

Net loss	(106,808)	(1,612)		(108,420)
Less:
Net income attributable to non-controlling interests in properties	(228)	—		(228)

Net loss attributable to the Company	(107,036)	(1,612)		(108,648)
Preferred stock distributions	(3,710)	—		(3,710)

Net loss attributable to common stockholders	$(110,746)	$(1,612)		$(112,358)

Net loss per common share:
Basic	$(2.75)			$(2.79)

Diluted	$(2.75)			$(2.79)

Weighted average common shares outstanding:
Basic	40,332			40,332

Diluted	40,332			40,332

Dividend distributions declared per common share	$0.20			$0.20

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Six Months Ended June 30, 2025

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Phoenix Portfolio		City Office REIT, Inc. Pro Forma
Net loss	$(106,808)	$(1,612)	AA	$(108,420)
Other comprehensive loss:
Unrealized cash flow hedge loss	(1,007)	—		(1,007)
Amounts reclassified to interest expense	(158)	—		(158)

Other comprehensive loss	(1,165)	—		(1,165)

Comprehensive loss	(107,973)	(1,612)		(109,585)
Less:
Comprehensive income attributable to non-controlling interests in properties	(197)	—		(197)

Comprehensive loss attributable to the Company	$(108,170)	$(1,612)		$(109,782)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2024

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Disposition of Phoenix Portfolio		City Office REIT, Inc. Pro Forma
Rental and other revenues	$171,126	$(39,167)	AA	$131,959
Operating expenses:
Property operating expenses	69,460	(15,791)	AA	53,669
General and administrative	15,201	—		15,201
Depreciation and amortization	59,321	(16,158)	AA	43,163
Impairment of real estate	8,463	—		8,463

Total operating expenses	152,445	(31,949)		120,496

Operating income	18,681	(7,218)		11,463
Interest expense:
Contractual interest expense	(32,960)	3,430	AA	(29,530)
Amortization of deferred financing costs and debt fair value	(1,384)	187	AA	(1,197)

	(34,344)	3,617		(30,727)
Net loss on disposition of real estate property	(1,462)	(102,229)	BB	(103,691)

Net loss	(17,125)	(105,830)		(122,955)
Less:
Net income attributable to non-controlling interests in properties	(555)	—		(555)

Net loss attributable to the Company	(17,680)	(105,830)		(123,510)
Preferred stock distributions	(7,420)	—		(7,420)

Net loss attributable to common stockholders	$(25,100)	$(105,830)		$(130,930)

Net loss per common share:
Basic	$(0.63)			$(3.26)

Diluted	$(0.63)			$(3.26)

Weighted average common shares outstanding:
Basic	40,140			40,140

Diluted	40,140			40,140

Dividend distributions declared per common share	$0.40			$0.40

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2024

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Disposition of Phoenix Portfolio		City Office REIT, Inc. Pro Forma
Net loss	$(17,125)	$(105,830)	AA	$(122,955)
Other comprehensive loss:
Unrealized cash flow hedge gain	3,092	—		3,092
Amounts reclassified to interest expense	(3,537)	—		(3,537)

Other comprehensive loss	(445)	—		(445)

Comprehensive loss	(17,570)	(105,830)		(123,400)
Less:
Comprehensive income attributable to non-controlling interests in properties	(575)	—		(575)

Comprehensive loss attributable to the Company	$(18,145)	$(105,830)		$(123,975)

City Office REIT, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A) On August 15, 2025, the Company completed the first closing of the Phoenix Portfolio sale transaction for gross sales proceeds of $266.0 million. The first closing of the sale represents six of the Company’s seven properties located in Phoenix, Arizona. The Company’s Pima Center property continues to be under contract at a $30 million gross sales price. The sale of the Pima Center property is expected to close at a later date, subject to the Company obtaining certain approvals related to the property’s ground lease. The Company will receive total gross sales proceeds of $296.0 million and remove the full carrying value of the Phoenix Portfolio properties as shown below, with such amounts having been presented as assets held for sale of $296.2 million and liabilities related to assets held for sale of $16.8 million as at June 30, 2025.

Net sales proceeds from the Phoenix Portfolio sale transaction will be approximately $278.1 million.

(In thousands)
Gross sales price	$296,000
Estimated closing and transaction costs	(12,400)
Estimated working capital adjustments	(5,518)

Net sales proceeds	278,082
Less: Carrying value of real estate assets	(261,507)
Less: Carrying value of unamortized lease intangible assets	(3,276)
Less: Carrying value of unamortized deferred leasing costs	(5,801)
Less: Carrying value of other assets	(25,583)
Less: Carrying value of unamortized lease intangible liabilities	1,081
Less: Carrying value of other liabilities	15,735

Pro forma loss	$(1,269)

(B) The net sales proceeds will first be used to settle $80.5 million of property-level debt related to the Phoenix Portfolio disposition and the remaining proceeds of $197.6 million will be used to pay down the Company’s term loan and revolving credit facility. As such, there is a $278.1 million pro forma adjustment to debt.

2. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations and Unaudited Pro Forma Consolidated Statement of Comprehensive Income

(AA) These pro forma adjustments remove the actual historical revenue and expenses for the six-month period ended June 30, 2025 and year ended December 31, 2024 related to the operations of the Phoenix Portfolio under the Company’s ownership. The impairment of real estate recognized in the City Office REIT Historical Statement of Operations for the six-month period ended June 30, 2025 was recorded to reduce the carrying amount of the Phoenix Portfolio to its estimated fair value less cost to sell upon classification of the Phoenix Portfolio as held for sale. No pro forma adjustment has been included to remove the effect of this nonrecurring item.

(BB) This pro forma adjustment reflects a loss on disposition of $102.2 million (which is equal to the impairment of real estate recorded in the City Office REIT Historical Statement of Operations for the six-month period ended June 30, 2025) as if the Phoenix Portfolio disposition occurred on January 1, 2024.